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                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         THE HALLWOOD GROUP INCORPORATED

                             A DELAWARE CORPORATION

                               ARTICLE I: OFFICES

SECTION 1.1 REGISTERED OFFICE. The registered office of The Hallwood Group Incorporated (the "Corporation") shall be at Corporate Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge at that office shall be The Corporation Trust Company.

SECTION 1.2 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at the place, either within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may determine. The Board is granted full power and authority to change the principal office from one location to another.

SECTION 1.3 OTHER OFFICES. The Corporation may also have an office or offices at any other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

                      ARTICLE II: MEETINGS OF STOCKHOLDERS

SECTION 2.1 PLACE OF MEETINGS. All annual and other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware as may be designated by the Board.

SECTION 2.2 ANNUAL MEETINGS. Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of any other proper business as may come before the meetings may be held at the time and place and on the date as the Board shall determine.

SECTION 2.3 SPECIAL MEETINGS. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purposes may be called only by the Board and may be held at the time and place and on the date as the Board shall determine.

SECTION 2.4 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting by delivering a typewritten or printed notice of the meeting to the stockholder


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personally, or by depositing the notice in the U. S. mail, in a postage prepaid envelope, directed to the stockholder at the stockholder's post office address furnished by the stockholder to the Secretary of the Corporation for that purpose, or, if the stockholder shall not have furnished an address to the Secretary for that purpose, then at the stockholder's post office address last known to the Secretary, or by transmitting a notice of the meeting to the stockholder at that address by telegraph, cable, wireless or fax. Except as otherwise expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived notice, and notice shall be deemed waived by any stockholder who shall attend the meeting in person or by proxy, except a stockholder who shall attend the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 2.5 QUORUM. Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote contained in the Certificate of Incorporation, these Bylaws or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting, or, in the absence of all the stockholders, any officer entitled to preside at, or to act as secretary of, the meeting may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 2.6  VOTING.

         (A) Each stockholder shall, at each meeting of stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation that has voting rights on the matter in question and that shall have been held by the stockholder and registered in the stockholder's name on the books of the Corporation:

             (i) on the date fixed pursuant to Section 6.5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at the meeting; or



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             (ii) if no record date is fixed, then (a) at the close of
business on the day before the notice of the meeting is given or (b) if notice of the meeting is waived, at the close of business on the day before the meeting is held.

         (B) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in any other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote the stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote , in which case only the pledgee, or the pledgee's proxy, may represent the stock and vote . Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law.

         (C) Any voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder's proxy appointed by an instrument in writing, subscribed by the stockholder or by the stockholder's attorney and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless the proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may have given a proxy shall not have the effect of revoking the proxy unless the stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by the stockholder's proxy, if there is a proxy, and it shall state the number of shares voted.

         (D) At any meeting of stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting and on the particular matter, a quorum being present.

SECTION 2.7 INSPECTORS. If at any meeting of stockholders a vote by written ballot shall be taken on any question, the chairman of the meeting may appoint an inspector or inspectors to act with respect to the vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at the meeting with strict impartiality and according to the best of the inspector's ability. The inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on the question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may


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be an inspector on any question other than a vote for or against a proposal in which the officer has a material interest.

SECTION 2.8  ADVANCE NOTICE OF STOCKHOLDER PROPOSALS AND
STOCKHOLDER NOMINATIONS.

         (A) At any meeting of the stockholders, the only business that may be conducted is business that is brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.8(A) and Section 2.8(B). For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation at least 90 days in advance of the meeting or, if later, the tenth day following the first public announcement of the date of the meeting, and the business must be a proper matter for stockholder action under the Delaware General Corporation Law. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing the business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in the business. In addition, the stockholder making the proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business may be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.8. The chairman of any meeting shall have the power and the duty to determine whether any business proposed to be brought before the meeting has been made in accordance with the procedure set forth in these Bylaws and shall direct that any business not properly brought before the meeting will not be considered.

         (B) Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of the stockholder's intent to make the nomination has been given to the Secretary of the Corporation at least 90 days in advance of the meeting or, if later, the tenth day following the first public announcement of the date of the meeting. Each notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming the person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) any other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making the


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nomination must promptly provide any other information reasonably requested by the Corporation. Notwithstanding the foregoing provisions of this Section 2.8(B), if the number of directors to be elected to the Board is increased and there is no public announcement naming either all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days in advance of the meeting, a stockholders notice required by this
Section 2.8(B) shall be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the Secretary of the Corporation not later than the tenth day following the day on which the public announcement is first made by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.8(B). The chairman of any meeting of stockholders shall have the power and the duty to determine whether a nomination has been made in accordance with the procedure set forth in this Section 2.8(B) and shall direct that any nomination not made in accordance with these procedures be disregarded.

SECTION 2.9  RECORD DATE FOR STOCKHOLDER ACTION BY WRITTEN CONSENT.

         (A) Unless otherwise provided in the Certificate of Incorporation, any action that may be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         (B) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which may not precede the date upon which the resolution fixing the record date is adopted by the Board, and which may not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date upon which the request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date upon which the request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, addressed to the attention of the Secretary. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking the prior action.


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SECTION 2.10 STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                         ARTICLE III: BOARD OF DIRECTORS

SECTION 3.1 GENERAL POWERS. Subject to any requirements in the Certificate of Incorporation, these Bylaws, and of the Delaware General Corporation Law as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is hereby expressly declared that the Board shall have the following powers:

         (A) to select and remove all the officers, agents and employees of the Corporation, prescribe the powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service;

         (B) to conduct, manage and control the affairs and business of the Corporation, and to make any rules and regulations for that purpose not inconsistent with law, the Certificate of Incorporation or these Bylaws, as it may deem best;

         (C) to change the location of the registered office of the Corporation in Section 1.1 ; to change the principal office and the principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1.2 ; to designate any place within or without the State of Delaware for the holding of any meeting or meetings of stockholders; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of the seal and of the certificates from time to time, and in its judgment as it may deem best, provided the seal and the certificate at all times complies with the provisions of law;

         (D) to authorize the issue of shares of stock of the Corporation from time to time, upon any terms and for any considerations as may be lawful;

         (E) to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust and securities; and


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         (F) by resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees of the Board, each consisting of one or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of the committee or committees shall be conducted.

SECTION 3.2  NUMBER AND TERM OF OFFICE.

         (A) The authorized number of directors of the Corporation shall be not less than 5 nor more than 14. The exact number of directors shall be fixed from time to time, within the limits specified, by resolution of the Board. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until the director's successor is duly elected and qualifies or until the director resigns or is removed in the manner provided in these Bylaws.

         (B) The Directors on the Board shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes. If the total number of directors is evenly divisible by three, then each class shall have one-third of the total number of directors. If the total number of directors is not evenly divisible by three, the Board of Directors shall by resolution determine the number of directors in each class, which shall be, as nearly as possible, the same for each class. The directors of the each class shall hold office as provided in the Corporation's Certificate of Incorporation. At each annual meeting of the stockholders, the successors to the class of directors whose terms shall expire in that year shall be elected, and the successors shall hold office until the third following annual meeting of stockholders and until the election and qualification of their respective successors. If successors to the class of directors whose term expire at an annual meeting of stockholders are not elected at the meeting or if the meeting is not held, directors may be elected at a special meeting of stockholders as successors to that class of directors.

SECTION 3.3 ELECTION OF DIRECTORS. The directors shall be elected by the stockholders of the Corporation, and at each election, the persons receiving the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation, including any provision granting the holders of preferred stock the right to elect directors.

SECTION 3.4 RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 3.5 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director; provided, however, that whenever the holders of any class or series of shares are entitled to elect one or more directors, any vacancy or newly created directorship of any class or series may be filled by a


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majority of the directors elected by that class or series then in office, or by a sole remaining director so elected. Each director chosen to fill a vacancy shall hold office until the director's successor is elected and qualifies or until the director resigns or is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

SECTION 3.6 PLACE OF MEETING. The Board or any committee may hold any of its meetings at any place within or without the State of Delaware as the Board or the committee may from time to time by resolution designate or as is designated by the person or persons calling the meeting or in the notice or a waiver of notice of any meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board or the committee can hear each other, and the participation shall constitute presence in person at the meeting.

SECTION 3.7 REGULAR MEETINGS. Regular meetings of the Board may be held at the times as the Board shall from time to time by resolution determine. Except as provided by law, notice of regular meetings need not be given.

SECTION 3.8 SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board and the Chairman of the Board shall call a special meeting at any time upon the written request of two directors. Except as otherwise provided by law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by fax to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to the director at the director's address as it is shown upon the records of the Corporation. In case the notice is mailed or telegraphed, it shall be deposited in the U.S. mail or delivered to the telegraph company at least 72 hours prior to the time of the holding of the meeting. In case the notice is delivered personally or by fax as above provided, it shall be delivered at least 24 hours prior to the time of the holding of the meeting. The mailing, telegraphing, delivery or faxing as above provided shall be due, legal and personal notice to the director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at the meeting, except a director who shall attend the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.9 QUORUM AND MANNER OF ACTING. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for the meeting. In the absence of a quorum, a majority of directors present at any meeting may


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adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.10 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing is given thereto by all members of the Board or of the committee, as the case may be, and the consent is filed with the minutes of proceedings of the Board or of the committee.

SECTION 3.11 COMPENSATION. Directors, whether or not employees of the Corporation or any of its subsidiaries, may receive an annual fee for their services as directors in an amount fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including each meeting of a committee of the Board. The fees may be in the form of cash or other lawful consideration, including stock grants and stock options. Nothing in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 3.12 COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any committee, to the extent provided in the resolution of the Board and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Any committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any committee, meetings of committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two members; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern.

                              ARTICLE IV: OFFICERS

SECTION 4.1 OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, a Treasurer, and any other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.3.

SECTION 4.2 ELECTION. The officers of the Corporation, except any officers that are appointed or elected in accordance with the provisions of Sections 4.3 or 4.5, shall be chosen annually by the Board at its first meeting, and each officer shall hold office until the officer resigns or is removed or otherwise disqualified to serve, or until the officer's successor is elected and qualified.



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SECTION 4.3 OTHER OFFICERS. In addition to the officers chosen annually by the
Board at its first meeting, the Board also may appoint or elect any other officers as the business of the Corporation may require, each of whom shall have the authority and perform the duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until the officer resigns or is removed or otherwise disqualified to serve, or until the officer's successor is elected and qualified.

SECTION 4.4 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by resolution of the Board passed by a majority of the directors at the time in office, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board, by any officer upon whom the power of removal may be conferred by the Board.

SECTION 4.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to the office.

SECTION 4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall, subject to the control of the Board, be the chief executive officer of the Corporation and shall have general supervision, direction and control of the business and affairs of the Corporation and shall have any other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the office by the Board or as may be prescribed by these Bylaws.

SECTION 4.7 PRESIDENT. The President shall have the powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the President by the Board or the Chairman of the Board or as may be prescribed by these Bylaws.

SECTION 4.10 VICE PRESIDENTS. Each Vice President shall have the powers and perform the duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to that Vice President by the Board or the Chairman of the Board or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board and the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the Chairman of the Board and the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board and the President.

SECTION 4.11  SECRETARY.

         (A) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation, or any other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders, and the proceedings thereof.


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         (B) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the name of each stockholder, the number of shares of each class held by the stockholder, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         (C) The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal, and shall have any other powers and perform any other duties as may be prescribed by these Bylaws or assigned by the Board, the Chairman of the Board or any officer of the Corporation to whom the Secretary may report. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in
Section 3.8 , then any of those persons may give notice of any special meeting.

SECTION 4.12 TREASURER. The Treasurer shall receive, deposit and disburse funds belonging to the Corporation, and perform all duties that pertain to the office and that are required by the Board.

                      ARTICLE V: CONTRACTS, CHECKS, DRAFTS,
                               BANK ACCOUNTS, ETC.

SECTION 5.1 EXECUTION OF CONTRACTS. The Board, except as these Bylaws otherwise provide, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 5.2 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by those persons and in the manner as, from time to time, shall be determined by resolution of the Board. Each officer, assistant, agent or attorney shall give a bond, if any, as the Board may require.

SECTION 5.3 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom the power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the President, any Vice President, the Secretary and the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be


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determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.4 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with any banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom the power is delegated by the Board. The Board may make any special rules and regulations with respect to the bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                      ARTICLE VI: SHARES AND THEIR TRANSFER

SECTION 6.1  CERTIFICATES FOR STOCK.

         (A) Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in the form the Board shall prescribe, certifying the number and class or series of shares of the stock of the Corporation owned by the owner. The certificates representing shares of stock shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or any Vice President, and by the Secretary, any Assistant Secretary or the Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any certificate, shall have ceased to be an officer, transfer agent or registrar before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed the certificate, or whose facsimile signature is placed thereupon, were the officer, transfer agent or registrar at the date of issue. A record shall be kept of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class or series of shares represented by the certificates, and the dates of the certificates, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until the existing certificate shall have been so canceled, except in cases provided for in Section 6.4 .

         (B) Until the earliest of July 31, 2009, such date as the Corporation shall no longer have any unutilized Carryforwards or such date after which
Section 382 of the Code is repealed or so substantially modified such that, in the opinion of counsel to the Corporation, the restrictions on transfer described in Paragraph (1)(c) of Article Fourth of the Corporation's Certificate of Incorporation are no longer necessary to accomplish their intended purpose, all certificates representing shares of Common Stock shall conspicuously bear the following legend:

             "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN ARTICLE FOURTH OF THE CORPORATION'S CERTIFICATE OF INCORPORATION, THE TEXT OF WHICH IS SUMMARIZED ON THE REVERSE SIDE OF THIS


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             CERTIFICATE. ANY ATTEMPT TO ACQUIRE COMMON STOCK OF THE CORPORATION
             IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID AND MAY RESULT IN FINANCIAL LOSS TO THE PERSON OR ENTITY ATTEMPTING SUCH ACQUISITION."

SECTION 6.2 TRANSFERS OF STOCK. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation at the direction of the registered holder of the shares, or by the holder's attorney authorized by a power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3 , and upon surrender of the certificate or certificates for the shares properly endorsed and the payment of all taxes due. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, that fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.3 REGULATIONS. The Board may make any rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 6.4 LOST, STOLEN, DESTROYED, AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in any form and in any sum as the Board or any officer may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board or any officer, it is proper so to do.

SECTION 6.5  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action other than to consent to corporate action in writing without a meeting, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix a record date, then the record date for determining stockholders for that purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


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                          ARTICLE VII: INDEMNIFICATION

SECTION 7.1 SCOPE OF INDEMNIFICATION. The Corporation shall indemnify to the full extent permitted by the laws of Delaware as from time to time in effect, the persons described in Section 145 of the Delaware General Corporation Law, or other provisions of the laws of Delaware relating to the indemnification of officers, directors, employees and agents, as from time to time in effect. The foregoing shall not be construed to limit the powers of the Board to provide any other rights of indemnity which it may deem appropriate.

SECTION 7.2 ADVANCES. The Corporation shall advance the expenses of any Director or officer incurred in defending any action, suit or proceeding, or appeal therefrom, whether civil, criminal, administrative, investigative or otherwise, in advance of the final disposition of any action, suit or proceeding by determination of the Board that the advance is appropriate; provided the Corporation receive an undertaking by or on behalf of the Director or officer involved to repay the amount unless it is ultimately determined that the person is entitled to be indemnified by the Corporation. The expenses incurred by officers, employees and agents may be so paid upon any terms and conditions the Board deems appropriate.

                           ARTICLE VIII: MISCELLANEOUS

SECTION 8.1 SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware.

SECTION 8.2 WAIVER OF NOTICES. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to the notice may waive the notice in writing, either before or after the time stated therein, and the waiver shall be deemed equivalent to notice.

SECTION 8.3 AMENDMENTS. Except as otherwise provided in these Bylaws or in the Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by the Board or by the stockholders at any annual or special meeting of stockholders, provided that notice of the proposed alteration, amendment, repeal, rescission or adoption is given in the notice of the meeting.

SECTION 8.4 REPRESENTATION OF OTHER CORPORATIONS. The Chairman of the Board, President, any Vice President, the Secretary or the Treasurer of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or ownership interests of any other corporation or corporations, partnership or limited liability company standing in the name of the Corporation. The authority granted to the officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by the officers in person or by any person authorized so to do by proxy or power of attorney duly executed by the officers.


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